Exhibit 10.6

AMENDMENT NO. 3 TO ADVISORY AGREEMENT

        This Amendment No. 3 is made and entered into as of August 8, 2012 and amends the Advisory Agreement dated as of March 17, 2010, as first amended on February 24, 2011 and renewed on July 19, 2011, as further amended on November 8, 2011 and renewed on July 19, 2012 (the "Advisory Agreement"), by and among NorthStar Real Estate Income Trust, Inc., a Maryland corporation (the "Company"), NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership (the "Operating Partnership"), NS Real Estate Income Trust Advisor, LLC (the "Advisor") and NorthStar Realty Finance Corp., a Maryland corporation (the "Sponsor"). Capitalized terms used but not defined herein shall have the meanings set forth in the Advisory Agreement.

        WHEREAS, each of the Company, the Operating Partnership, the Advisor and the Sponsor desires to amend the Advisory Agreement.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each of the Company, the Operating Partnership, the Advisor and the Sponsor agree as follows:

        1.     Section 12.03 of the Advisory Agreement is hereby superseded and replaced in its entirety by the following:

          8.02    Asset Management Fees.    The Company shall pay the Advisor as compensation for the services described in Section 3.03 hereof a monthly fee (the "Asset Management Fee") in an amount equal to one-twelfth of 1.25% of the sum of the Cost of Investments (or in the case of originated Loans, the principal amount), less any principal repaid by borrowers on Loans or other debt securities (or the Company's proportionate share thereof in the case of an Investment made through a Joint Venture), as of the end of each month. For purposes of calculating the Asset Management Fee, the Cost of Investments for each Investment shall be prorated for the number of days during the applicable month that the Company owns such Investment. The Advisor shall submit a monthly invoice to the Company, accompanied by a computation of the Asset Management Fee for the applicable month. The Asset Management Fee shall generally be payable on the last day of the month that immediately follows the month in which such Asset Management Fee was earned, or the first business day following the last day of such month. However, payment of the Asset Management Fee may be deferred, in whole or in part, as to any transaction in the sole discretion of the Advisor. Any such deferred Asset Management Fees shall be paid to the Advisor without interest at such subsequent date as the Advisor shall request.

        2.     Except to the extent amended hereby, the provisions of the Advisory Agreement shall remain unmodified, and the Advisory Agreement, as amended by this Amendment No. 3, shall remain in full force and effect in accordance with its terms.

        3.     This Amendment No. 3 may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 to the Advisory Agreement as of the date and year first above written.

NorthStar Real Estate Income Trust, Inc.
By:	/s/ DANIEL R. GILBERT
	Name:	Daniel R. Gilbert
	Title:	President and Chief Investment Officer

NorthStar Real Estate Income Trust Operating Partnership, LP
By:	NorthStar Real Estate Income Trust, Inc., its General Partner

By:	/s/ DANIEL R. GILBERT
	Name:	Daniel R. Gilbert
	Title:	President and Chief Investment Officer

NS Real Estate Income Trust Advisor, LLC
By:	NRFC Sub-REIT Corp., its sole member

By:	/s/ DANIEL R. GILBERT
	Name:	Daniel R. Gilbert
	Title:	President and Chief Investment Officer
NorthStar Realty Finance Corp.
By:	/s/ DANIEL R. GILBERT
	Name:	Daniel R. Gilbert
	Title:	Co-President and Chief Investment Officer